Inveresk Research Reports
First Quarter 2003 Earnings Results

Continuing Strength in Underlying Businesses Despite Short-term Volatility
Experienced by Montreal-based Pre-clinical Operations

First Quarter Diluted EPS of $0.20 (Pro Forma $0.22)
Forecast 2003 Diluted EPS $1.07-$1.09 (Before Share Offering Expenses)

•	Continuing strength in 1st Quarter:
•	Net service revenue up 9% to $57.7 million
•	Q1 new business signings total $77 million
•	Strong rebound in Montreal-based pre-clinical revenues evidenced in March and April

•	1st Quarter reported results:
•	Income from operations $8.6 million (2002 — $5.2 million)
•	Net income $7.4 million (2002 – loss of $0.4 million)
•	Diluted earnings per share $0.20 (2002 – loss per share $0.02)

•	Strong profitability sustained in 1st Quarter, despite short-term volatility experienced by Montreal-based pre-clinical revenues:
•	Excluding the costs of our withdrawn share offering, pro forma income from operations totaled $9.2 million ($9.8 million in 2002)
•	Foreign exchange translation losses of $1.5 million incurred in the quarter (gain of $0.2 million recorded in 2002). Exposure hedged in March 2003.
•	Pro forma diluted earnings per share $0.22 ($0.18 in 2002)

•	Full-year 2003 guidance:
•	Forecast 2003 revenue growth 11% to 14%
•	2003 pro forma diluted EPS between $1.07 and $1.09, before costs of withdrawn share offering

CARY, NC, April 29, 2003 – Inveresk Research Group, Inc. (Nasdaq: IRGI) today announced results for the quarterly period ended March 31, 2003. Net service revenue for the first quarter was $57.7 million, an increase of 9% compared to the same period in 2002. Income from operations in the quarter was $8.6 million, compared to $5.2 million the same period in 2002. Net income in the first quarter of 2003 was $7.4 million, or $0.20 per share on a diluted basis.

Excluding the costs of our withdrawn share offering, pro forma income from operations totaled $9.2 million in the first quarter of 2003, compared to $9.8 million in the corresponding period during 2002. On a pro forma basis, the Company recorded an operating margin of 16.0% in the first quarter. During the first quarter, the Company recorded a foreign exchange translation loss of $1.5 million, compared with a gain of $0.2 million during the corresponding period in 2002. Pro forma net income for the first quarter of 2003 was $8.0 million, or $0.22 per share on a diluted basis, compared with pro forma EPS of $0.18 in the first quarter of 2002.

“All of our businesses continued to record strong new business signings in the first quarter. Additionally, strong operating results and year on year growth were recorded by all of our operations with the exception of our Montreal-based pre-clinical operations” said Walter Nimmo, President and Chief Executive Officer of Inveresk Research Group, Inc.

The volatility experienced by our Montreal-based pre-clinical operations in the first two months of this year appeared to result from cautious behavior on the part of our clients leading to higher than usual levels of project delays. Management believes that volatility is diminishing and that the near-term outlook for demand for services at our Montreal-based pre-clinical operations is satisfactory. This belief is based on a number of factors, particularly overall activity levels and continued strength in new business signings. The Montreal-based pre-clinical operations have continued to focus on optimizing the business mix to emphasize services for which continuing demand appears strongest. It is also carefully controlling discretionary expenditures with a view to mitigating the impact on profits in case of further volatility. These measures will be continued at least until the business prospects become more clear.

“We have hedged the risks of a further weakening of the US dollar against the Canadian dollar. Activity levels in the Montreal-based pre-clinical operations have also rebounded significantly in March and April, and we remain confident this can be maintained” Nimmo commented.

Net cash provided by operating activities totaled $4.8 million in the first quarter of 2003 ($5.0 million in 2002). Including the Company’s expenditures on the expansion of our pre-clinical facility in Edinburgh, Scotland, capital expenditure totaled $4.3 million in the first quarter of 2003.

New business signings totaled $77 million for the first quarter of 2003. At March 31, 2003 backlog amounted to approximately $222 million. Net day’s sales outstanding were 31 days.

Specific factors influencing first quarter 2003 results included: (i) volatility in short-term business flows experienced by our Montreal-based pre-clinical operations in the first two months, offset partly by strong growth in revenues and profits at our European pre-clinical operations, (ii) continued strength in the clinical operations where revenues grew 14% and operating margins increased from 4.1% in 2002 to 10.6% in 2003, (iii) a foreign exchange translation loss of $1.5 million, compared with a gain of $0.2 million during the corresponding period in 2002, (iv) a charge of $0.2 million relating to social security taxes paid on exercise of share options issued prior to our IPO, (v) a charge of $0.7 million relating to the expenses of our withdrawn share offering, (vi) a charge of $0.2 million to reflect the mark-to-market at March 31, 2003 of swaps entered into to limit our exposure to interest rate fluctuations, and (vii) a lower effective tax rate in the first quarter reflecting the benefits of ongoing tax credits received in Canada and the UK and the benefit of UK tax deductions for gains made in 2003 by our UK employees on exercise of stock options.

“We experienced unusual trading conditions in our Montreal-based pre-clinical operations in January and February. However, the strength of new business signings across the Company and the rebound in activity levels at our Montreal-based operations in March and April give us confidence that we will deliver our full-year earnings targets” Nimmo added. “Pro forma EPS of $1.07 to $1.09 is forecast for the full year, before taking account of the costs of our withdrawn share offering, with revenue growth across all our businesses estimated at between 11% and 14%”.

Conference Call and Webcast Information

Inveresk Research will host a live conference call and webcast tomorrow, April 30, 2003 at 10.00 a.m. EST to discuss its first quarter performance. To access the webcast, please visit http://www.inveresk.com. A replay of the webcast will be available shortly after the call until 5.00 p.m. EST on Wednesday, May 7, 2003.

Contacts:

Paul Cowan, Chief Financial Officer Inveresk Research Group, Inc. 1 (919) 462 2354 paul.cowan@inveresk.com	Deborah Ardern-Jones FD Morgen-Walke 1 (212) 850 5626 deborah.ardern-jones@fdmw.com

Information on Inveresk Research

Inveresk Research is a leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. Through its Pre-clinical and Clinical business segments, the Company offers a broad range of drug development services, including pre-clinical safety and pharmacology evaluation services, laboratory sciences services and clinical development services. Inveresk Research is one of a small number of drug development services companies currently providing a comprehensive range of pre-clinical and clinical development services on a world-wide basis. The Company’s client base includes major pharmaceutical companies in North America, Europe and Japan, as well as many biotechnology and speciality pharmaceutical companies. For more information on Inveresk Research, visit our Web site at http://www.inveresk.com.

Statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest and foreign exchange rate fluctuations, our ability to attract and retain employees, the loss or delay of contracts due to economic uncertainty or other factors, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company’s recent filings with the Securities and Exchange Commission, including the company’s Registration Statement on Form S-1 and Form 10-K.

This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present this non-GAAP supplemental financial information because we believe it is of interest to the investment community and provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company’s consolidated statements of operations for the three months ended March 31, 2003 and 2002.

Inveresk Research Group, Inc.

Condensed Consolidated Statement of Operations
($ in thousands, except per share and share data)
(Unaudited)

	Quarter	Quarter
	ended	ended
	March 31,	March 31,
	2003	2002

Net service revenue	$57,684	$53,163
Direct costs excluding depreciation	(29,278)	(27,626)

	28,406	25,537
Selling, general and administrative expenses Compensation expense in respect of amendment and exercise of stock options	—	(4,545)
Expenses of withdrawn share offering	(658)	—
Other selling, general and administrative expenses	(16,228)	(13,414)

Total selling, general and administrative expenses	(16,886)	(17,959)
Depreciation	(2,949)	(2,346)

Income from operations	8,571	5,232
Interest expense (net)	(899)	(4,016)

Income before income taxes	7,672	1,216
Provision for income taxes	(295)	(1,630)

Net income (loss)	$7,377	$(414)

Earnings (loss) per share:
Basic	$0.20	($0.02)
Diluted	$0.20	($0.02)
Weighted average number of common shares outstanding:
Basic	36,081,610	23,485,654
Diluted	37,366,463	23,485,654

Inveresk Research Group, Inc.

Pro Forma Condensed Consolidated Statement of Operations (Note)
($ in thousands, except per share data)
(Unaudited)

	Quarter	Quarter
	ended	ended
	March 31,	March 31,
	2003	2002

Net service revenue	$57,684	$53,163
Direct costs excluding depreciation	(29,278)	(27,626)

	28,406	25,537
Pro forma selling, general and administrative expenses	(16,228)	(13,414)
Depreciation	(2,949)	(2,346)

Pro forma income from operations	9,229	9,777
Interest expense (net)	(899)	(4,016)

Pro forma income before income taxes	8,330	5,761
Provision for income taxes	(295)	(1,630)

Pro forma net income Pro forma earnings per share:
Basic	$0.22	$0.18
Diluted	$0.22	$0.18
Weighted average number of common shares outstanding:
Basic	36,081,610	23,485,654
Diluted	37,366,463	23,485,654

Note:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

In the current year, the pro forma measures exclude the effect of expenses relating to our withdrawn share offering in March 2003. In 2002, the pro forma measures exclude the effect of compensation expense in respect of the amendment and exercise of stock options. Neither of these expenses are forecast by management to recur.

A reconciliation of actual and pro forma income financial measures is set out on page 8.

Inveresk Research Group, Inc.

Pro Forma Segment Analysis
($ in thousands)
(Unaudited)

	Quarter	Quarter
	ended	ended
	March 31,	March 31,
	2003	2002

Net service revenue:
Pre-clinical	$36,329	$34,479
Clinical	21,355	18,684
Total	57,684	53,163

Net service revenue less direct costs excluding depreciation:
Pre-clinical	19,505	18,681
Clinical	8,901	6,856
Total	28,406	25,537

Net service revenue less direct costs, excluding depreciation, as a percentage of net service revenue:
Pre-clinical	53.7%	54.2%
Clinical	41.7%	36.7%
Total	49.2%	48.0%

Pro forma income from operations (Note):
Pre-clinical	8,782	10,382
Clinical	2,263	770
Pro forma corporate overhead	(1,816)	(1,375)
Total	9,229	9,777

Pro forma income from operations as a percentage of net service revenue (Note):
Pre-clinical	24.2%	30.1%
Clinical	10.6%	4.1%
Total	16.0%	18.4%

Note:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

In the current year, the pro forma measures exclude the effect of expenses relating to our withdrawn share offering in March 2003. In 2002, the pro forma measures exclude the effect of compensation expense in respect of the amendment and exercise of stock options. Neither of these expenses are forecast by management to recur.

A reconciliation of actual and pro forma income financial measures is set out on page 8.

Inveresk Research Group, Inc.

Consolidated Balance Sheet Data
($ in thousands)

	March 31,
	2003	December
	(Unaudited)	31, 2002

Total current assets	$89,090	$88,327
Total other assets	248,010	244,140
Total current liabilities	(75,977)	(76,898)
Total other liabilities	(98,376)	(103,166)

Total shareholders’ equity	$162,747	$152,403

Capital Employed

	March 31,
	2003	December
	(Unaudited)	31, 2002

Total shareholders’ equity	$162,747	$152,403
Current portion of long-term debt	228	217
Long-term debt	62,758	67,768
Cash and cash equivalents	(16,108)	(19,909)

Total capital employed	$209,625	$200,479

Inveresk Research Group, Inc.

Reconciliation of Actual and Pro Forma Results
($ in thousands)
(Unaudited)

(i) Income from operations

	Quarter	Quarter
	ended	ended
	March 31,	March 31,
	2003	2002

Income from operations – actual	8,571	5,232
Pro forma adjustments:
Compensation expense in respect of amendment and exercise of stock options (Note)	—	4,545
Expenses of withdrawn share offering (Note)	658	—

Pro forma income from operations	9,229	9,777

(ii) Income before income taxes

	Quarter	Quarter
	ended	ended
	March 31,	March 31,
	2003	2002

Income before income taxes – actual	7,672	1,216
Pro forma adjustments:
Compensation expense in respect of amendment and exercise of stock options (Note)	—	4,545
Expenses of withdrawn share offering (Note)	658	—

Pro forma income before income taxes	8,330	5,761

(iii) Net income (loss)

	Quarter	Quarter
	ended	ended
	March 31,	March 31,
	2003	2002

Net income (loss) – actual	7,377	(414)
Pro forma adjustments:
Compensation expense in respect of amendment and exercise of stock options (Note)	—	4,545
Expenses of withdrawn share offering (Note)	658	—

Pro forma net income	8,035	4,131

(iv) Forecast earnings per share

Forecast pro forma diluted EPS of $1.07-$1.09 for the year to December 31, 2003 is before deducting the expenses of our withdrawn share offering of $0.7 million which is equivalent to approximately $0.02 per share.

Note:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

In the current year, the pro forma measures exclude the effect of expenses relating to our withdrawn share offering in March 2003. In 2002, the pro forma measures exclude the effect of compensation expense in respect of the amendment and exercise of stock options. Neither of these expenses are forecast by management to recur.